Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Bo Wan

Address of Joint Filer:	4th Fl., JIA No. 34, Shenggu Nanli, Chaoyang District, Beijing, P.R. China

Relationship of Joint Filer to Issuer:	Officer, Director, 10% Owner

Issuer Name and Ticker or Trading Symbol:	Scienjoy Holding Corporation [SJ]

Date of Event Requiring Statement (Month/Day/Year):	May 7, 2020

Designated Filer:	Bo Wan

Signature:

By:	/s/ Bo Wan
Name:	Bo Wan

Joint Filer Information

Name of Joint Filer:	WBY Entertainment Holdings Ltd.

Address of Joint Filer:	4th Fl., JIA No. 34, Shenggu Nanli, Chaoyang District, Beijing, P.R. China

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Scienjoy Holding Corporation [SJ]

Date of Event Requiring Statement (Month/Day/Year):	May 7, 2020

Designated Filer:	Bo Wan

Signature:

By:	/s/ Bo Wan
Name:	Bo Wan
Title:	Director